As filed with the Securities and Exchange Commission on August  29, 1996
                           Registration No. 333-

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                FORM S - 8

                          REGISTRATION STATEMENT
                                   Under
                        THE SECURITIES ACT OF 1933

                           SUNDANCE HOMES, INC.

         ( Exact name of registrant as specified in its charter )

          Illinois                                    36-3111764
   (State or other jurisdiction              (IRS Employer Identification
 of incorporation or organization)                      Number)

1375 East Woodfield Road, Suite 600, Schaumburg, Illinois 60173 (847) 255-5555
        (Address of Principal Executive Offices including Zip Code)

              Sundance Homes, Inc. 1993 Stock Incentive Plan
          Sundance Homes, Inc. 1993 Directors' Stock Option Plan
                           ( Full title of plan)

                             Maurice Sanderman
1375 East Woodfield Road, Suite 600, Schaumburg, Illinois 60173 (847) 255-5555
         (Name, address and telephone number of agent for service)

                                Copies to:

                          Lawrence D. Levin, Esq.
                           Katten Muchin & Zavis
                          525 West Monroe Street
                                Suite 1600
                          Chicago, Illinois 60661
                              (312) 902-5200

                      CALCULATION OF REGISTRATION FEE

                                 Proposed         Proposed
  Title of     Amount to be      maximum          maximum          Amount of
securities to   registered    offering price      aggregate       registration
be registered       (1)        per share (2)   offering price (2)     fee

Common Stock
  ($.01 par       150,000      See Footnote      $ 281,875         $ 97.00
   value)         shares         2 below

1)   Includes an indeterminate number of shares of Sundance Homes, Inc.
     Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions.
2) The amounts are based upon the exercise of options for 5,000 shares of Sundance Homes, Inc. common stock for the price of $2.00 per share and the exercise of options for the remaining 145,000 shares for the price of $1.875 per share, the average of high and low sales prices as reported on The Nasdaq Stock Market's National Market on August 23, 1996, and are used solely for the purpose of calculating the registration fee pursuant to Rule 457 (h)(1) under the Securities Act of 1933.

                           EXPLANATORY STATEMENT

      This Registration Statement on Form S-8 is being filed pursuant to General Instruction E of Form S-8 to register additional securities of the same class as other securities for which a registration statement filed on Form S-8 relating to the Sundance Homes, Inc. 1993 Stock Incentive Plan and the Sundance Homes, Inc. 1993 Directors' Stock Option Plan (collectively, the "Plans") is effective. Pursuant to General Instruction E of Form S-8, the contents of the Company's Registration Statement on Form S-8
(Registration No. 33-96546), filed with the Securities and Exchange Commission on September 1, 1995 and relating to the Plans, is incorporated herein by reference.

                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

4.1       The  Sundance Homes, Inc. 1993 Stock Incentive Plan  (filed  as
          Exhibit 10.1 to the Company's Registration Statement on Form S-1, File Number 33-60988 (the "Form S-1"), and incorporated herein by reference).

4.2 The Sundance Homes, Inc. 1993 Directors' Stock Option Plan (filed as Exhibit 10.2 to the Form S-1, and incorporated herein by reference).

4.3 Amended and Restated Articles of Incorporation of the Company (filed as Exhibit 4.3 to the Company's Registration Statement on Form S-8, File Number 33-96546 (the "Form S-8"), and incorporated herein by reference).

4.4       Amended  and Restated By-Laws of the Company (filed as  Exhibit
          4.4 to the Form S-8, and incorporated herein by reference).

4.5       First   Amendment  to  the  Sundance  Homes,  Inc.  1993  Stock
          Incentive Plan.

4.6       First  Amendment  to the Sundance Homes, Inc.  1993  Directors'
          Stock Option Plan.

5 Opinion of Katten Muchin & Zavis as to the legality of the shares of Common Stock Being offered under the Plans.

23.1      Consent of Price Waterhouse LLP.

23.2 Consent of Katten Muchin & Zavis (included in its opinion filed as Exhibit 5 herein).

24 Power of Attorney (included on the signature page of this Registration Statement).

                      SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Schaumburg, State of Illinois, on this 29th day of August, 1996.

                                   SUNDANCE HOMES, INC.

                                   By: _/S/ Maurice Sanderman____
                                         Maurice Sanderman
                                       Chairman of the Board
                                     and Chief Executive Officer


                             POWER OF ATTORNEY
      Each person whose signature appears below hereby constitutes and appoints Maurice Sanderman and Arthur Titus, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on this 29th day of August, 1996.


          SIGNATURE                       TITLE

                              Chairman of the Board, Chief Executive Officer
    /S/ Maurice Sanderman     (Principal Executive Officer) and Director
      Maurice Sanderman

                              President, Chief Operating Officer and Director
      /S/ Arthur Titus        (Principal Financial and Accounting Officer)
        Arthur Titus

   /S/ Dennis Bookshester     Director
     Dennis Bookshester

     /S/ Charles Engles       Director
       Charles Engles

     /S/ Gerald Ginsburg      Director
       Gerald Ginsburg

                               EXHIBIT INDEX

 Exhibit                       Description
 Number


4.1 The Sundance Homes, Inc. 1993 Stock Incentive Plan (filed as Exhibit 10.1 to the Company's Registration Statement on Form S-1, File Number 33-60988 (the "Form S-1"), and incorporated herein by reference).

4.2         The  Sundance  Homes, Inc. 1993 Directors'  Stock
            Option Plan (filed as Exhibit 10.2 to the Form S-
            1, and incorporated herein by reference).

4.3 Amended and Restated Articles of Incorporation of the Company (filed as Exhibit 4.3 to the Company's Registration Statement on Form S-8, File Number 33-96546 (the "Form S-8"), and incorporated herein by reference).

4.4         Amended  and  Restated  By-Laws  of  the  Company
            (filed as Exhibit 4.4 to the Form S-8, and incorporated herein by reference).

4.5         First Amendment to the Sundance Homes, Inc.  1993
            Stock Incentive Plan.

4.6         First Amendment to the Sundance Homes, Inc.  1993
            Directors' Stock Option Plan.

5 Opinion of Katten Muchin & Zavis as to the legality of the shares of Common Stock Being offered under the Plans.

23.1        Consent of Price Waterhouse LLP.

23.2 Consent of Katten Muchin & Zavis (included in its opinion filed as Exhibit 5 herein).

24 Power of Attorney (included on the signature page of this Registration Statement).

EXHIBIT 4.5

                          First Amendment to the
                           Sundance Homes, Inc.
                         1993 Stock Incentive Plan



     RESOLVED, that the Sundance Homes, Inc. 1993 Stock Incentive Plan (the "Plan") be and hereby is amended, subject to shareholder approval, effective February 16, 1996, as follows:

                                    I.

      Section 4.1 hereby is amended by deleting the first sentence thereof and inserting in its place the following sentence:

     "Subject to the adjustment under Section 4.6, the total number of shares of Common Stock reserved and available for distribution pursuant to Awards under this Plan shall be 625,000 shares of Common Stock authorized for issuance.

                                    II.

      In all other respects the Plan shall continue in full force and effect.


Dated:    December 2, 1995

                                        By order of the Board of Directors,



                                        DAVID APTER
                                        Corporate Secretary

EXHIBIT 4.6

                          First Amendment to the
                           Sundance Homes, Inc.
                     1993 Directors' Stock Option Plan



      RESOLVED, that the Sundance Homes, Inc. 1993 Directors' Stock Option Plan (the "Plan") be and hereby is amended, subject to shareholder approval, effective February 16, 1996, as follows:

                                    I.

     Section 3(a) hereby is amended by deleting the second sentence thereof and inserting in its place the following sentence:

     "There  shall  be  100,000  shares of Common  Stock,  subject  to
     adjustment  under  Section  6(b),  reserved  and  available   for
     purchase upon the exercise of Options granted under the Plan."

                                    II.

      In all other respects the Plan shall continue in full force and effect.


Dated:    December 2, 1995

                                        By order of the Board of Directors,



                                        DAVID APTER
                                       Corporate Secretary

EXHIBIT 5

                         August 29, 1996


Sundance Homes, Inc.
1375 East Woodfield Road
Suite 600
Schaumburg, Illinois  60173

Ladies and Gentlemen:

      We have acted as counsel for Sundance Homes, Inc., an Illinois corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") for the registration for sale under the Securities Act of 1933, as amended, of an additional 150,000 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), which may be issued pursuant to the Sundance Homes, Inc. 1993 Stock Incentive Plan, as amended by the First Amendment to such plan, (the "Stock Incentive Plan") and the Sundance Homes, Inc. 1993 Directors' Stock Option Plan, as amended by the First Amendment to such plan, (the "Directors Plan").

      In connection with this opinion, we have examined and relied upon originals or copies of, certified or otherwise identified to our satisfaction, the following:

               1.   The Registration Statement;

               2.   The  Amended and Restated Articles  of
                    Incorporation of the Company;

               3.   The Amended and Restated By-Laws of the
                    Company;

               4. Resolutions duly adopted by the Board of Directors of the Company relating to the adoption and increase in the size of the Stock Incentive Plan and Directors Plan;

               5.   The Stock Incentive Plan and Directors Plan
                    (collectively, the "Plans");

               6.   Certificates of public officials,
                    certificates of officers, representatives and agents of the Company, and we have assumed that all of the representations contained therein are accurate and complete; and

                7. Such other instruments, documents, statements and records of the Company and others as we have deemed relevant and necessary to examine and rely upon for the purpose of this opinion.

      In connection with this opinion, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. We have further assumed that all natural persons involved in the transactions contemplated by the Registration Statement (the "Offering") have sufficient legal capacity to enter into and perform their respective obligations and to carry out their roles in the Offering.

      Based upon the foregoing, we are of the opinion that the 150,000 additional shares of Common Stock issuable under the Plans, when issued and delivered by the Company in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable securities of the Company.

      Our opinion expressed above is limited to the laws of the State of Illinois, and we do not express any opinion herein concerning any other laws. This opinion is solely for the information of the addressee hereof and is not to be quoted in full or in part or otherwise referred to, nor is it to be filed with any governmental agency or any other person without our prior written consent. This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

      We hereby consent to the use of this opinion for filing  as
Exhibit 5 to the Registration Statement.

                                   Very truly yours,




                                   /S/ KATTEN MUCHIN & ZAVIS

EXHIBIT 23.1

               CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 22, 1995, which appears on page 23 of the 1995 Annual Report to Shareholders of Sundance Homes, Inc. which is incorporated by reference in Sundance Homes, Inc.'s Form 10-K for the nine months ended September 30, 1995.


/S/ PRICE WATERHOUSE LLP
    Chicago, IL
    August 27, 1996